EXHIBIT 10.3

FORM OF

ADVISORY AGREEMENT

among

INCOME PROPERTY TRUST OF THE AMERICAS INC.,

INCOME PROPERTY TRUST OF THE AMERICAS OPERATING PARTNERSHIP LP

and

INCOME PROPERTY ADVISORS LLC

1.	DEFINITIONS	1

2.	APPOINTMENT	7

3.	DUTIES OF THE ADVISOR	7

4.	AUTHORITY OF ADVISOR	9

5.	BANK ACCOUNTS	9

6.	RECORDS; ACCESS	10

7.	LIMITATIONS ON ACTIVITIES	10

8.	RELATIONSHIP WITH DIRECTORS	10

9.	FEES	10

10.	EXPENSES	12

11.	OTHER SERVICES	13

12.	REIMBURSEMENT TO THE ADVISOR	13

13.	OTHER ACTIVITIES OF THE ADVISOR	14

14.	TERM; TERMINATION OF AGREEMENT	14

15.	TERMINATION BY THE PARTIES	15

16.	ASSIGNMENT TO AN AFFILIATE	15

17.	PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION	15

18.	INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP	15

19.	INDEMNIFICATION BY ADVISOR	16

20.	NOTICES	16

21.	MODIFICATION	16

22.	SEVERABILITY	16

23.	CONSTRUCTION	16

24.	ENTIRE AGREEMENT	16

25.	INDULGENCES, NOT WAIVERS	17

26.	GENDER	17

27.	TITLES NOT TO AFFECT INTERPRETATION	17

28.	EXECUTION IN COUNTERPARTS	17

29.	INITIAL INVESTMENT	17

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT, dated as of                     , 200    , is among Income Property Trust of the Americas Inc., a Maryland corporation (the “Corporation”), Income Property Trust of the Americas Operating Partnership LP, a Delaware limited partnership, and Income Property Advisors LLC, a Delaware limited liability company.

W I T N E S S E T H

WHEREAS, the Corporation intends to qualify as a REIT (as defined below), and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code (as defined below);

WHEREAS, the Corporation is the general partner of the Operating Partnership and intends to conduct all its business and make all investments in Assets through the Operating Partnership;

WHEREAS, the Corporation and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision, of the Board of Directors of the Corporation (or the Conflicts Committee, if such responsibility is delegated by the Board to the Conflicts Committee) all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors (or the Conflicts Committee, if such responsibility is delegated by the Board to the Conflicts Committee), on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. DEFINITIONS. As used in this Advisory Agreement (the “Agreement”), the following terms have the definitions hereinafter indicated:

Acquisition Expenses. Any and all expenses, exclusive of Acquisition Fees, incurred by the Corporation, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the selection, acquisition, development or origination of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and the costs of performing due diligence.

Acquisition Fees. Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Corporation, the Operating Partnership or the Advisor) in connection with (i) the acquisition, development or construction of a Property, (ii) the acquisition of interests in a real estate entity or (iii) making or investing in Mortgages or the origination or acquisition of other debt or other investments, including real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be development fees and construction fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

Advisor. Income Property Advisors LLC, a Delaware limited liability company, any successor advisor to the Corporation, the Operating Partnership or any person or entity to which Income Property Advisors LLC or any successor advisor subcontracts substantially all of its functions. Notwithstanding the forgoing, a Person hired or retained by Income Property Advisors LLC to perform property and securities management and related services for the Corporation or the Operating Partnership that is not hired or retained to perform substantially all of the functions of Income Property Advisors LLC with respect to the Corporation or the Operating Partnership as a whole shall not be deemed to be an Advisor.

Affiliate or Affiliated. With respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Asset. Any Property, Mortgage, other debt or other investment (other than investments in bank accounts, money market funds or other current assets) owned by the Corporation, directly or indirectly through one or more of its Affiliates.

Asset Management Fee. A fee paid to the Advisor as compensation for services rendered in connection with the management and disposition of the Corporation’s Assets.

Average Invested Assets. For a specified period, the average of the aggregate book value of the Assets invested, directly or indirectly, in equity interests in and loans secured by or related to real estate (including, without limitation, equity interests in REITs, mortgage pools, commercial mortgage-backed securities, mezzanine loans and residential mortgage-backed securities), before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

Board of Directors or Board. The persons holding such office, as of any particular time, under the Charter of the Corporation, whether they be the Directors named therein or additional or successor Directors.

Bylaws. The bylaws of the Corporation, as the same are in effect from time to time.

Cause. With respect to the termination of this Agreement, fraud, criminal conduct or willful misconduct by the Advisor, or a material breach of this Agreement by the Advisor.

Charter. The amended and restated articles of incorporation of the Corporation, as amended from time to time.

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Competitive Real Estate Commission. A real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property.

Conflicts Committee. The conflicts committee established by the Board of Directors.

Contract Purchase Price. The term “Contract Purchase Price” shall mean (i) the amount actually paid or allocated in respect of the acquisition of a Property, (ii) the Corporation’s proportionate share of the amount actually paid or allocated in respect of the Real Property owned by any real estate entity in which the Corporation acquires a majority economic interest and which the Corporation consolidates for financial reporting purposes in accordance with generally accepted accounting principals, (iii) the amount actually paid or allocated in respect of an investment in any other real estate entity or (iv) the amount actually paid or allocated in respect of the origination or acquisition of Mortgages, other debt investments or other investments; in each case including debt, whether borrowed or assumed and exclusive of Acquisition Fees and Acquisition Expenses.

Contract Sales Price. The total consideration received by the Corporation for the sale of a Property.

Corporation. Corporation shall have the meaning set forth in the preamble of this Agreement.

Dealer Manager. Dividend Capital Securities LLC, an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the dealer manager for the Offering. Dividend Capital Securities LLC is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Dealer Manager Fee. Up to: (a) 2.5% of Gross Proceeds from the sale of primary shares in the Offering (not including Shares sold pursuant to the Corporation’s distribution reinvestment plan) payable to the Dealer Manager for serving as the dealer manager of the Offering.

Director. A member of the Board of Directors of the Corporation.

Distributions. Any distributions of money or other property by the Corporation to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Equity Shares. Transferable shares of beneficial interest of the Corporation of any class or series, including common shares or preferred shares.

GAAP. Generally accepted accounting principles as in effect in the United States of America from time to time.

Good Reason. With respect to the termination of this Agreement, (i) any failure to obtain a satisfactory agreement from any successor to the Corporation and/or the Operating Partnership to assume and agree to perform the Corporation’s and/or the Operating Partnership’s obligations under this Agreement; or (ii) any material breach of this Agreement of any nature whatsoever by the Corporation and/or the Operating Partnership.

Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Corporation through all Offerings, without deduction for Sales Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Sales Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Corporation are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

Independent Director. Independent Director shall have the meaning set forth in the Charter.

Independent Expert. A person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Corporation.

Joint Ventures. The joint venture, co-investment, co-ownership or partnership arrangements in which the Corporation or any of its subsidiaries is a co-venturer, co-owner or general partner which are established to acquire or hold Assets.

Listing. The listing of the Shares on a national securities exchange or the receipt by the Corporation’s stockholders of securities that are listed on a national securities exchange or the Nasdaq in exchange for the Corporation’s common stock. Upon such Listing, the Shares shall be deemed Listed.

Mortgages. In connection with mortgage financing provided, invested in, participated in or purchased by the Corporation, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

NASAA REIT Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts as adopted by the members of the North American Securities Administrators Association, Inc. on May 7, 2007.

Net Income. For any period, the Corporation’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Corporation’s Assets.

Offering. The public offering of Shares pursuant to a Prospectus.

Operating Partnership. Operating Partnership shall have the meaning set forth in the preamble of this Agreement.

Operating Partnership Agreement. The Operating Partnership Agreement among the Corporation, the Advisor, and Income Property Advisors Group LLC.

OP Unit. Units of limited partnership interest in the Operating Partnership.

Organization and Offering Expenses. Any and all costs and expenses, other than the Sales Commission and the Dealer Manager Fee, incurred in connection with the formation of the Corporation and the qualification and registration of an Offering, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including accountants’ and attorneys’ fees. The Organization and Offering Expense allowance paid by the Corporation in connection with its formation will not exceed 2.0% of Gross Proceeds from the sale of Shares in the primary offering and the Corporation’s distribution reinvestment plan.

Person. An individual, corporation, partnership, trust, joint venture, limited liability company or other entity.

Property or Properties. All or a portion of the Real Property or Real Properties acquired by the Corporation, directly or indirectly through joint venture or co-ownership arrangements or other partnership or investment entities.

Prospectus. Prospectus shall have the meaning set forth in Section 2(10) of the Securities Act of 1933, as amended (the “Securities Act”), including a preliminary Prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

Real Estate Asset Value. The amount actually paid or allocated to the purchase, development, construction or improvement of a Real Property, exclusive of Acquisition Fees and Acquisition Expenses.

Real Property. Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

REIT. A “real estate investment trust” under Sections 856 through 860 of the Code or as may be amended.

Sale or Sales. Any transaction or series of transactions whereby: (A) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Corporation or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Corporation or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Corporation in one or more Assets within 180 days thereafter.

Sales Commission. Up to 7.0% of Gross Proceeds from the sale of primary shares in the Offering (not including Shares sold pursuant to the Corporation’s distribution reinvestment plan) payable to the Dealer Manager and reallowable to Soliciting Dealers with respect to Shares sold by them.

Securities. The term “Securities” shall mean any of the following issued by the Corporation, as the text requires: Equity Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as

“securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

Shares. The shares of the common stock of the Corporation sold in the Offering.

Soliciting Dealers. Broker-dealers who are members of FINRA, or that are exempt from broker-dealer registration, and who, in either case, have executed selected dealer or other agreements with the Dealer Manager to sell Shares.

Special OP Units. The separate series of limited partnership interests to be issued in accordance with Paragraph 9(d).

Sponsor. Any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Corporation, (ii) will control, manage or participate in the management of the Corporation, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the Corporation, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Corporation, (vi) possesses significant rights to control Properties, (vii) receives fees for providing services to the Corporation which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Corporation on a basis which was not negotiated at arm’s-length with the Corporation. “Sponsor” does not include any Person whose only relationship with the Corporation is that of an independent property manager and whose only compensation is as such, or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

Stockholders. The registered holders of the Corporation’s Shares.

Termination Date. The date of termination of this Agreement.

Termination Event. The termination or nonrenewal of this Agreement (i) in connection with a merger, sale of Assets or transaction involving the Corporation pursuant to which a majority of the Directors then in office are replaced or removed, (ii) by the Advisor for Good Reason or (iii) by the Corporation and the Operating Partnership other than for Cause.

Total Operating Expenses. All costs and expenses paid or incurred by the Corporation, as determined under generally accepted accounting principles, that are in any way related to the operation of the Corporation or to corporate business, including Asset Management Fees and other operating fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees, (vii) real estate commissions on the Sale of Property, and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). Notwithstanding the definition set forth above, any expense of the Corporation which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

Total Project Cost. With regard to any Real Property acquired prior to or during the development, construction, improvement or acquisition stages, all hard and soft costs and expenses paid or incurred by the Corporation that are in any way related to the development of such Real Property, including, but not limited to, any debt, whether borrowed or assumed, land and construction costs.

2%/25% Guidelines. For any year in which the Corporation qualifies as a REIT, the requirement pursuant to the NASAA REIT Guidelines that, in any 12 month period, Total Operating Expenses not exceed the greater of 2% of the Corporation’s Average Invested Assets during such 12 month period or 25% of the Corporation’s Net Income over the same 12 month period.

2. APPOINTMENT. The Corporation and the Operating Partnership hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

3. DUTIES OF THE ADVISOR. The Advisor undertakes to use its reasonable efforts to present to the Corporation and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Corporation as determined and adopted from time to time by the Board of Directors. In performance of this undertaking, subject to the supervision of the Board of Directors and consistent with the provisions of the Charter and Bylaws of the Corporation and the Operating Partnership Agreement, the Advisor shall, either directly or by engaging an Affiliate:

(a) serve as the Corporation’s and the Operating Partnership’s investment and financial advisor and provide research and economic and statistical data in connection with the Corporation’s assets and investment policies;

(b) provide the daily management for the Corporation and the Operating Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Corporation and the Operating Partnership;

(c) investigate, select, and, on behalf of the Corporation and the Operating Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Corporation and the Operating Partnership with any of the foregoing;

(d) consult with the officers and Board of Directors of the Corporation and assist the Board of Directors in the formulation and implementation of the Corporation’s financial policies, and, as necessary, furnish the Board of Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Corporation and in connection with any borrowings proposed to be undertaken by the Corporation and/or the Operating Partnership;

(e) subject to the provisions of Paragraphs 3(g) and 4 hereof, (i) locate, analyze and select potential investments, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments will be made; (iii) make investments on behalf of the Corporation and the Operating Partnership in compliance with the investment objectives and policies of the Corporation; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, investments; and (v) enter into leases and service contracts for Properties and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Properties;

(f) upon request, provide the Board of Directors with periodic reports regarding prospective investments;

(g) obtain the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be, for any and all investments in and dispositions of Real Properties;

(h) make investments in and dispositions of Assets within the discretionary limits and authority as granted by the Board;

(i) negotiate on behalf of the Corporation and the Operating Partnership with banks or lenders for loans to be made to the Corporation and the Operating Partnership, and negotiate on behalf of the Corporation and the Operating Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares and Securities or obtain loans for the Corporation and the Operating Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Corporation or the Operating Partnership;

(j) obtain reports (which may but are not required to be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Corporation and/or the Operating Partnership in Assets;

(k) from time to time, or at any time reasonably requested by the Board of Directors, make reports to the Board of Directors of its performance of services to the Corporation and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its affiliates;

(l) provide the Corporation and the Operating Partnership with all necessary cash management services;

(m) do all things necessary to assure its ability to render the services described in this Agreement;

(n) deliver to or maintain on behalf of the Corporation copies of all appraisals obtained in connection with the investments in Real Properties and all valuations of other Assets as may be required to be obtained by the Board;

(o) notify and obtain the approval of the Corporation’s investment committee for all non-affiliated transactions that have a Contract Purchase Price, Total Project Cost or Contract Sales Price of $30 million or less before such transactions are completed;

(p) notify and obtain the approval of the Board for all proposed transactions that have a Contract Purchase Price, Total Project Cost or Contract Sales Price of more than $30 million before such transactions are completed;

(q) notify and obtain the approval of the Conflicts Committee and a majority of the Board of Directors (including a majority of the Independent Directors) for all affiliated transactions before such transactions are completed; and

(r) effect any private placement of OP Units, tenancy-in-common or other interests in Real Properties as may be approved by the Board.

Notwithstanding the foregoing, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor or any Affiliate remains responsible for the performance of the duties set forth in this Paragraph 3.

4. AUTHORITY OF ADVISOR.

(a) Pursuant to the terms of this Agreement (including the restrictions included in this Paragraph 4 and in Paragraph 7), and subject to the continuing and exclusive authority of the Board of Directors over the management of the Corporation, the Board of Directors hereby delegates to the Advisor the authority to (1) locate, analyze and select investment opportunities, (2) structure the terms and conditions of transactions pursuant to which investments will be made, acquired or disposed of for the Corporation and the Operating Partnership, (3) acquire and dispose of investments in compliance with the investment objectives and policies of the Corporation, (4) arrange for financing or refinancing for Assets, (5) enter into leases and service contracts for Properties, (6) oversee Affiliated and non-Affiliated property managers who perform services for the Corporation or the Operating Partnership, (7) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement, and (7) manage accounting and other record-keeping functions for the Corporation and the Operating Partnership.

(b) Notwithstanding the foregoing, any investment in Real Properties, including any acquisition of Real Property by the Corporation or the Operating Partnership (including any financing of such acquisition), will require the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be.

(c) In connection with a proposed transaction, the Advisor will deliver to the Board or to any delegated committee of the board or other group of directors, as the case may be, all documents and other information required by them to properly evaluate the proposed transaction.

The prior approval of the Conflicts Committee and a majority of the Board of Directors (including a majority of the Independent Directors) will be required for each transaction to which the Advisor or its Affiliates is a party. The Board of Directors may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Paragraph 4. If and to the extent the Board so modifies or revokes the authority contained herein, the Advisor shall henceforth submit to the Board for prior approval such proposed transactions involving investments in Assets as thereafter require prior approval, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Corporation prior to the date of receipt by the Advisor of such notification.

5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Corporation and/or the Operating Partnership or in the name of the Corporation and the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Corporation and/or the Operating Partnership, under such terms and conditions as the Board of Directors may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and to the auditors of the Corporation.

6. RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board of Directors and by counsel, auditors and authorized agents of the Corporation, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Corporation and the Operating Partnership.

7. LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Corporation as a REIT, (b) subject the Corporation to regulation under the Investment Corporation Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Corporation, its Shares or its Securities, or otherwise not be permitted by the Charter or Bylaws of the Corporation, except if such action shall be ordered by the Board of Directors, in which case the Advisor shall notify promptly the Board of Directors of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board of Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board of Directors so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and stockholders, and stockholders, directors and officers of the Advisor’s Affiliates shall not be liable to the Corporation or to the Board of Directors or stockholders for any act or omission by the Advisor, its directors, officers or employees, or stockholders, directors or officers of the Advisor’s Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Paragraphs 19 of this Agreement.

8. RELATIONSHIP WITH DIRECTORS. Subject to Paragraph 7 of this Agreement and to restrictions advisable with respect to the qualification of the Corporation as a REIT, directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parents of an Affiliate, may serve as a Director and as officers of the Corporation, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Corporation shall receive any compensation from the Corporation for serving as a Director or officer of the Corporation other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board of Directors and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Charter.

9. FEES.

(a) Acquisition Fees. The Advisor shall receive Acquisition Fees in connection with each Asset acquired on the Corporation’s behalf. For investments in Real Property, the Acquisition Fee will vary depending on whether the Real Property acquired is in the operational, development or construction stage. For each Real Property acquired in the operational stage, the Acquisition Fee is an amount equal to 1.0% of the Contract Purchase Price of the property (or the Corporation’s proportional interest therein with respect to Real Property held in Joint Ventures). For each Real Property acquired prior to or during the development or construction stage, the Acquisition Fee will be an amount that will equal up to 5.0% of Total Project Cost; provided, however, that the Corporation will only pay such a fee to the Advisor if the Advisor provides, directly or indirectly, the development services and if a majority of the Board of Directors (including a majority of the Independent Directors) determines that such fee is fair and reasonable in relation to the services being performed. The Advisor is also entitled to receive Acquisition Fees of (i) 1.0% of the Corporation’s proportionate share of the Contract Purchase Price of the Real Property owned by any real estate entity in which the Corporation acquires a majority economic interest and that the Corporation consolidates for financial reporting purposes in accordance with GAAP and (ii) 1.0% of the Contract Purchase Price in connection with the acquisition of an interest in any other real estate entity. Additionally, in connection with the acquisition or origination of any Mortgage, any other type of debt investment or other investment, the Advisor is entitled to receive an Acquisition Fee of 1.0% of the Contract Purchase Price and any third-party expenses related to such investment. Acquisition Fees associated with a given Asset shall be calculated in the currency used to acquire such Asset and payable in U.S. dollars. Acquisition Fees shall be paid at or after the closing of an investment. The total of all Acquisition Fees and Acquisition Expenses payable with respect to any Asset shall not exceed 6% of the Contract Purchase Price or the Total Project Cost (as applicable) of such Asset unless fees in excess of such amount are approved by a majority of the Board of Directors, including a majority of the Independent Directors.

(b) Real Estate Sales Commissions. If the Advisor or an Affiliate provides a substantial amount of the services in connection with the Sale of one or more Properties, the Advisor or an Affiliate shall receive a real estate sales commission equal to the lesser of (i) one-half of a Competitive Real Estate Commission or (ii) 3% of the Contract Sales Price of such Property or Properties. The real estate sales commission may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions paid to all Persons by the Corporation with respect to the sale of such Property or Properties shall not exceed an amount equal to the lesser of (i) 6% of the Contract Sales Price of the Property or Properties or (ii) the Competitive Real Estate Commission. Real Estate Sales Commissions associated with a given Property shall be calculated in the currency originally used to acquire such Property and shall be payable in U.S. dollars.

(c) Asset Management Fee. The Advisor shall receive the Asset Management Fee as partial compensation for services rendered in connection with the management and disposition of the Corporation’s Assets. The Asset Management Fee shall be payable by the Corporation in cash or in Shares at the option of the Advisor, and may be deferred, in whole or in part, from time to time, by the Advisor (without interest). The Asset Management Fee shall consist of (i) a monthly fee equal to one-twelfth of 1.25% of the Contract Purchase Price (before non-cash reserves and depreciation) of each Real Property (or the Corporation’s proportional interest therein with respect to Real Property held in Joint Ventures or real estate entities where the Corporation owns a majority economic interest and that the Corporation consolidates for financial reporting purposes in accordance with GAAP); provided, that the Asset Management Fee with respect to each Real Property located in the United States that the Corporation owns, directly or indirectly, will equal a monthly fee of one-twelfth of 0.75% of the Contract Purchase Price (before non-cash reserves and depreciation) of each Real Property and provided, further, that if the Corporation invests indirectly in a portfolio of Real Properties that are located both inside and outside of the United States, the monthly fee will equal one-twelfth of 1.25% of the Contract Purchase Price (before non-cash reserves and depreciation) of all Real Property in such portfolio, (ii) a monthly fee equal to one-twelfth of 1.25% of the Contract Purchase Price with respect to an acquisition of an interest in any other real estate entity or an origination or acquisition of any Mortgage, any other type of debt investment or other investment, and (iii) a fee equal to 2.0% of the Contract Sales Price of each Asset upon disposition. Asset Management Fees associated with a given Asset shall be calculated in the currency originally used to acquire such Asset and payable in U.S. dollars. With the exception of any portion of the Asset Management Fee related to the disposition of Assets, which shall be payable at the time of such disposition, the Asset Management Fee shall be payable on the 1st day of each month.

(d) Operating Partnership Interests. The Sponsor or an Affiliate of the Sponsor has made a capital contribution of $200,000 to the Operating Partnership in exchange for OP Units. The Advisor or an Affiliate of the Advisor has made a capital contribution of $1,000 to the Operating Partnership in exchange for OP Units constituting a separate series of limited partnership interests (the “Special OP Units”). Upon the earliest to occur of the termination or nonrenewal of this Agreement for Cause, a Termination Event or a Listing, all of the Special OP Units shall be redeemed (or, in connection with a Listing, converted to OP Units at the election of the holder of the Special OP Units) by the Operating Partnership in accordance with the terms of the Operating Partnership Agreement. If the holder of the Special OP Units elects to convert the Special OP Units into OP Units in connection with a Listing, the holder of the Special OP Units shall retain the right to have its OP Units redeemed in accordance with the terms of the Operating Partnership Agreement.

(e) Loans from Affiliates. The Advisor or any Affiliate thereof may not make any loan to the Corporation or the Operating Partnership unless the Conflicts Committee and a majority of the Board of Directors (including a majority of the Independent Directors) approve the loan as being fair, competitive, and commercially reasonable and no less favorable to the Corporation or the Operating Partnership than loans between unaffiliated parties under the same circumstances.

(f) Exclusion of Certain Transactions. In the event the Corporation or the Operating Partnership shall propose to enter into any transaction in which an officer or director of the Corporation, and the Operating Partnership, the Advisor, or any Affiliate of the Corporation, the Operating Partnership or the Advisor has a direct or indirect interest, then such transaction shall be approved by the Conflicts Committee and a majority of the Board of Directors (including a majority of the Independent Directors) as fair and reasonable to the Corporation.

10. EXPENSES.

(a) In addition to the compensation paid to the Advisor pursuant to Paragraph 9 hereof, the Corporation or the Operating Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Corporation and the Operating Partnership pursuant to this Agreement, including, but not limited to:

(i) 2.0% of Gross Proceeds as an Organization and Offering Expense allowance. The Advisor may use all or a portion of this allowance to pay for the Corporation’s Organization and Offering Expenses, including certain distribution-related expenses of the Dealer Manager and Soliciting Dealers, and will retain the balance. The Advisor or an Affiliate of the Advisor will be responsible for the cumulative Organization and Offering Expenses (which may include reimbursement of the bona fide due diligence expenses of the Dealer Manager and Soliciting Dealers) that are not deemed by the Financial Industry Regulatory Authority, Inc. to be underwriting compensation to the extent that such expenses exceed the amount remaining from the 2.0% Organization and Offering Expense allowance, without recourse against or reimbursement by the Corporation;

(ii) Acquisition Expenses;

(iii) the actual cost of goods and services used by the Corporation and obtained from entities not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of any securities;

(iv) interest and other costs for borrowed money, including discounts, points and other similar fees;

(v) taxes and assessments on income of the Corporation or Assets and any other taxes otherwise imposed on the Corporation;

(vi) costs associated with insurance required in connection with the business of the Corporation or by the officers and Directors;

(vii) expenses of managing and operating Assets owned by the Corporation, whether payable to an Affiliate of the Corporation or a non-affiliated Person;

(viii) all expenses in connection with payments to the Directors and meetings of the Directors and Stockholders;

(ix) expenses associated with a Listing, if applicable, or with the issuance and distribution of Shares and Securities, such as sales commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other Organization and Offering Expenses;

(x) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Corporation to the Stockholders;

(xi) expenses of organizing, revising, amending, converting, modifying, or terminating the Corporation or the Charter;

(xii) expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii) administrative service expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee); and

(xiv) audit, accounting and legal fees and other fees for professional services relating to the operations of the Corporation and all such fees incurred at the request, or on behalf of, the Independent Directors or any committee of the Board of Directors.

(b) Expenses incurred by the Advisor on behalf of the Corporation and the Operating Partnership and payable pursuant to this Paragraph 10 shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Corporation and the Operating Partnership and the calculation of the Asset Management Fee during each quarter, and shall deliver such statement to the Corporation and the Operating Partnership within 45 days after the end of each quarter.

11. OTHER SERVICES. Should the Board of Directors request that the Advisor or any director, officer or employee thereof render services for the Corporation and the Operating Partnership other than set forth in Paragraph 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors of the Corporation, subject to the limitations contained in the Charter, and shall not be deemed to be services pursuant to the terms of this Agreement.

12. REIMBURSEMENT TO THE ADVISOR. For any year in which the Corporation qualifies as a REIT, the Corporation shall not reimburse the Advisor at the end of any fiscal quarter Total Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Corporation or, at the option of the Corporation, subtracted from the Total Operating Expenses reimbursed during the subsequent fiscal quarter unless a majority of the Independent Directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then the Excess Amount may be paid and within 60 days after the end of such Expense Year there shall be sent to the stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors. The Corporation will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

13. OTHER ACTIVITIES OF THE ADVISOR. Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services. The Advisor may, with respect to any investment in which the Corporation is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. It is contemplated that the Corporation may enter into joint ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such joint ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service. The parties to this Agreement hereby acknowledge that the Advisor may provide advice and render services to Persons that will compete with the Corporation for investments.

The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Corporation and its obligations to or its interest in any other partnership, corporation, limited liability company, firm, individual, trust or association. The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance. If the Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Corporation, it shall be the duty of the Conflicts Committee to ensure that the Advisor and its Affiliates follow the method approved by the Conflicts Committee, by which investments are to be allocated to the competing investment entities and to use their reasonable efforts to ensure that such method is applied fairly to the Corporation.

In the event that the Advisor is presented with a potential investment which might be made by the Corporation or the Operating Partnership and by another investment entity which the Advisor advises or manages, the Advisor shall consider the investment portfolio of each entity; cash flow of each entity; the effect of the acquisition on the diversification of each entity’s portfolio; rental payments during any renewal period; the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage; the funds of each entity available for investment and the length of time such funds have been available for investment. In the event that an investment opportunity becomes available which the Advisor determines is suitable for the Corporation or the Operating Partnership based on the criteria set forth above, then the investment opportunity shall be offered to the Corporation or the Operating Partnership, consistent with and subject to the allocation method approved by the Conflicts Committee. The Advisor may consider the investment for its own investment only if such investment is deemed inappropriate for any investment entity which is advised or managed by the Advisor, including the Corporation and the Operating Partnership.

14. TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force for a period of one year from the date hereof, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Conflicts Committee to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

15. TERMINATION BY THE PARTIES. This Agreement may be terminated (i) immediately by the Corporation and/or the Operating Partnership for Cause, (ii) upon 60 days written notice without Cause and without penalty by a majority of the Independent Directors of the Corporation or by the Advisor, (iii) upon 60 days written notice with Good Reason by the Advisor or (iv) immediately by the Corporation and/or the Operating Partnership in connection with a merger, sale of Assets or transaction involving the Corporation pursuant to which a majority of the Directors then in office are replaced or removed.

16. ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate or Affiliates with the approval of the Conflicts Committee and a majority of the Board of Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Board of Directors. This Agreement shall not be assigned by the Corporation or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Corporation or the Operating Partnership to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Corporation or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Corporation and the Operating Partnership are bound by this Agreement.

17. PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

(a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Corporation or the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.

(b) The Advisor shall promptly upon termination:

(i) pay over to the Corporation and the Operating Partnership all money collected and held for the account of the Corporation and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors;

(iii) deliver to the Board of Directors all Assets and documents of the Corporation and the Operating Partnership then in the custody of the Advisor; and

(iv) cooperate with the Corporation and the Operating Partnership to provide an orderly management transition.

18. INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP. The Corporation and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland or the Charter. Notwithstanding the foregoing, the Corporation and the Operating Partnership may not indemnify or hold harmless the Advisor, its Affiliates, or any of their respective officers, directors, partners or employees in any manner that would be inconsistent with the provisions of Section II.G of the REIT Guidelines adopted by the North American Securities Administrators Association.

19. INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Corporation and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, gross misconduct, gross negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by the Advisor.

20. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Corporation:	Income Property Trust of the Americas Inc. 518 17 th Street 17th Floor Denver, CO 80202

To the Operating Partnership:	Income Property Trust of the Americas Operating Partnership LP 518 17th Street 17th Floor Denver, CO 80202

To the Advisor:	Income Property Advisors LLC 518 17th Street 17th Floor Denver, CO 80202

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Paragraph 20.

21. MODIFICATION. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

22. SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

23. CONSTRUCTION. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado.

24. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

25. INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

26. GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

27. TITLES NOT TO AFFECT INTERPRETATION. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

28. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

29. INITIAL INVESTMENT. The Advisor has made a capital contribution of $200,000 to the Operating Partnership in exchange for OP Units. The Advisor may not sell any of the OP Units while the Advisor acts in such advisory capacity to the Corporation, provided, that such OP Units may be transferred to Affiliates of the Advisor. The restrictions included above shall not apply to any other Securities acquired by the Advisor or its Affiliates. The Advisor shall not vote any Shares it now owns, or hereafter acquires, in any vote for the election of Directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

INCOME PROPERTY TRUST OF THE AMERICAS INC.

By:
Name:
Title:

INCOME PROPERTY TRUST OF THE AMERICAS OPERATING PARTNERSHIP LP

By:
Name:
Title:

INCOME PROPERTY ADVISORS LLC

By:	Income Property Advisors Group LLC, its Sole Member

By:
Name:
Title: